UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 19, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On April 19, 2010, registrant issued a press release entitled “Halliburton Announces First  Quarter Earnings of $0.28 Per Diluted Share From Continuing Operations, Excluding The Impact of Venezuela Devaluation”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FIRST QUARTER EARNINGS
OF $0.28 PER DILUTED SHARE FROM CONTINUING OPERATIONS, EXCLUDING THE IMPACT OF VENEZUELA DEVALUATION
Reported income from continuing operations of $0.23 per diluted share

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that income from continuing operations for the first quarter of 2010 was $252 million, or $0.28 per diluted share, excluding the previously disclosed impacts of the recent devaluation of the Venezuelan Bolívar Fuerte.  The Venezuela devaluation resulted in a $31 million, or $0.04 per diluted share, non-tax deductible, foreign currency loss and $10 million, or $0.01 per diluted share, of additional income tax expense in Venezuela on the company’s United States dollar-denominated monetary assets and liabilities.  Including the impact of the Venezuela devaluation, net income for the first quarter of 2010 was $206 million, or $0.23 per diluted share. This compares to net income for the fourth quarter of 2009 of $243 million, or $0.27 per diluted share.

Consolidated revenue in the first quarter of 2010 was $3.8 billion, compared to $3.7 billion in the fourth quarter of 2009. Consolidated operating income was $449 million in the first quarter of 2010 compared to $428 million in the fourth quarter of 2009. A charge related to the settlement of a customer receivable in Venezuela negatively impacted fourth quarter of 2009 operating income by $15 million.

“Led by the strengthening North America market, total revenue increased 2% and operating income increased 5% during the quarter,” said Dave Lesar, chairman, president and chief executive officer.

“Revenue in North America increased by 19% during the quarter while operating income more than doubled. United States land activity increased as oil and natural gas operators continued to develop unconventional reservoirs and strong oil prices encouraged an increase in oil-directed drilling activity. The 21% increase in rig count and underlying increase in service intensity during the quarter led to significant absorption of the industry’s excess service capacity, which resulted in opportunities for pricing improvement.

Halliburton/Page 2

“Natural gas fundamentals in North America remain a risk to continued rig count growth in the near term; however, operator hedging positions, the need to drill to hold acreage, and the shift to liquids-rich reservoirs should moderate possible activity declines and may result in a range-bound rig count for a period of time. We believe a sustainable recovery will only occur with an increase in natural gas demand.

“Latin America posted disappointing results in the first quarter as revenue declined by 8% and operating margins declined to 9% due to the further deterioration of activity levels in Mexico as awards for new projects and discrete services have been delayed.

“Eastern hemisphere revenue decreased 9% and operating margins declined to 15% from the fourth quarter.  Consistent with historical patterns, we experienced the normal seasonal decline in software and direct sales. This, combined with the impact of last year’s contract re-pricing and harsher weather conditions in certain geographies, resulted in slightly higher margin contraction than expected during the first quarter. We believe that margins for eastern hemisphere operations troughed in the first quarter.

“Tangible indications are that, barring any major economic disruption, the industry is likely to experience a steady resurgence in international activity in the second half of the year and into 2011.

“We will continue to employ the strategies that have driven the successful expansion of our market position. We will leverage our broad portfolio of technology and our global footprint to deliver differentiated solutions in growth markets such as unconventional and deepwater reservoirs. This strategy continues to yield positive results as evidenced by several recent contract wins.

“As our customers continue to develop more challenging reservoirs, the ability to optimize processes and technology across drilling and completions activities becomes an important differentiator. With the increased demand for packaged services and integration, we will continue to invest in a balanced portfolio of technologies that increases our efficiency and strengthens our ability to improve our customers’ project economics,” concluded Lesar.

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Halliburton/Page 3

2010 First Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the first quarter of 2010 increased $146 million from the fourth quarter of 2009. Strong sequential revenue growth was seen from increased production enhancement and cementing activity in United States land and Canada.

C&P operating income in the first quarter of 2010 was $238 million, an increase of $68 million or 40% over the fourth quarter of 2009. North America C&P operating income increased $92 million due to higher activity in unconventional gas and oil basins. The corresponding increase in service intensity led to greater absorption of equipment capacity and pricing improvements. Latin America C&P operating income increased $9 million, primarily due to improved performance in southern Mexico and Venezuela. Europe/Africa/CIS C&P operating income fell $23 million, as the region’s results were affected by seasonally lower activity in the North Sea and Russia and project delays in Algeria. Middle East/Asia C&P operating income decreased $10 million as seasonally lower demand in China and Australia was partially offset by stronger activity in Indonesia.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the first quarter of 2010 decreased $71 million from the fourth quarter of 2009, primarily due to seasonally lower demand for software throughout the regions, a decrease in wireline and perforating direct sales, lower activity in Mexico, and project delays in Algeria.

D&E operating income in the first quarter of 2010 was $270 million, a decrease of $42 million or 13% from the fourth quarter of 2009. North America D&E operating income increased by $35 million, benefiting from higher horizontal drilling activity in United States land. Latin America D&E operating income decreased $11 million due to seasonally lower demand for software across the region and lower activity for testing and subsea services in Brazil. Europe/Africa/CIS D&E operating income decreased $18 million as higher demand for drilling services in Norway and Angola was offset by project delays in Algeria and Nigeria and weather-related drilling activity declines in Russia. Middle East/Asia D&E operating income decreased $48 million as higher demand for drilling services in Saudi Arabia and Kuwait was outweighed by activity declines, partly due to weather-related issues, across all product service lines in Southeast Asia and lower wireline and perforating direct sales in China.

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Halliburton/Page 4

Significant Recent Events and Achievements

•
Halliburton has announced the establishment of a new product service line and entered into a definitive merger agreement to acquire Boot and Coots, Inc. to focus on the growing global intervention market for mature fields.  Upon closing, Halliburton will combine its existing hydraulic workover and pipeline and coiled tubing services with Boots and Coots’ well intervention and pressure control capabilities. The stock and cash transaction is subject to approval by Boots & Coots’ stockholders, regulatory approvals, and other customary closing conditions.

•
Halliburton continues to be active in acquiring complementary businesses with differentiated solutions that fit the company’s core technology themes. Thus far in 2010, Halliburton has signed definitive agreements on four other oilfield service acquisitions including the following:

-	Tierra Geophysical – 3D wave equation modeling and depth imaging seismic processing solutions that enhance sub-salt and wide azimuth imaging.
-	Wellbore Energy Solutions – wellbore cleaning services that are critical in completing complicated, tortuous path, deepwater wellbores.
-	Diamond Rotating Heads – rotating control devices utilized during underbalanced and managed pressure drilling applications.
-	Watertectonics – wellsite processing of fresh water and flowback for reuse in hydraulic fracturing applications.

•
Halliburton has been awarded an offshore, multi-product service line contract in Angola valued at $1.3 billion for the provision of cementing, production enhancement, completion tools, wireline, and perforating services.

•	Halliburton has been awarded a contract valued at approximately $750 million from a major E&P for stimulation services in the Williston basin.

•
Halliburton has been awarded a two-year contract, plus options, with ConocoPhillips China Inc.  The contract, valued at approximately $40 million, includes provisions for directional-drilling and logging-while-drilling services on the Peng Lai Development in China’s Bohai Bay.

•
Halliburton signed an agreement with its primary customer in Mexico, Petróleos Mexicanos (Pemex), to perform a reservoir study and execute the study’s findings in the Remolino field of the Chicontepec basin.  This agreement gives Halliburton the opportunity to provide Pemex the full extent of the company’s reservoir characterization, well construction, and completion technologies to meet Pemex’s production objectives.

•
Halliburton and SGS SA have entered into a joint cooperation agreement combining formation fluid sample acquisition and analysis services.  Halliburton will provide a comprehensive suite of solutions for acquiring fluid samples, and SGS’ oil, gas, and chemicals division will deliver a full range of fluid analysis services. Through the agreement, clients will have access to the industry’s most complete and innovative solutions, including portable laboratory services for the acquisition, analysis, and independent quality control of production and reservoir fluid samples. Customers will get timely and impartial data to help with wellbore placement, facility design, and pipeline setup decisions. Halliburton and SGS are currently providing the joint fluid sample collection and analysis service to a client in offshore Africa.

•
Landmark, a brand of Halliburton, announced that in partnership with Shell it had completed the first of several critical deployments in the global rollout of R5000 versions of Landmark software. The R5000 software provides higher levels of data and application integration. Engineering and drilling disciplines are more tightly integrated with subsurface disciplines, enabling geological technical staff, interpreters, and engineers to visualize and analyze larger geographic and more complex datasets within interpretation and modeling applications.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE:  The statements in this press release that are not historical statements, including statements regarding future financial performance and the merger with Boots & Coots (including the benefits thereof), are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to receive the approval of Boots & Coots’ stockholders; satisfaction of the other conditions to the closing of the merger; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity, potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign operations, and foreign exchange rates and controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2009, recent Current Reports on Form 8-K, and other Securities and Exchange Commission (SEC) filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information

In connection with the proposed merger, Halliburton and Boots & Coots intend to file materials relating to the transaction with the SEC, including a registration statement of Halliburton, which will include a prospectus of Halliburton and a proxy statement of Boots & Coots. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HALLIBURTON, BOOTS & COOTS, AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Halliburton and Boots & Coots, without charge, at the SEC’s web site at www.sec.gov. Copies of Halliburton’s SEC filings may also be obtained for free by directing a request to investors@halliburton.com (Halliburton; 1-281-871-2688). Copies of the Boots & Coots’ SEC filings may also be obtained for free by directing a request to investorrelations@boots-coots.com (Boots & Coots; 1-281-931-8884).

Participants in Solicitation

Halliburton and Boots & Coots and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boots & Coots’ stockholders in respect of the merger. Information about these persons can be found in Halliburton’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010, Boots & Coots’ proxy statement relating to its 2009 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2009, and Boots & Coots’ Current Reports on Form 8-K, as filed with the SEC on July 2, 2009 and March 5, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31			December 31
	2010		2009	2009
Revenue:
Completion and Production	$1,964		$2,028	$1,818
Drilling and Evaluation	1,797		1,879	1,868
Total revenue	$3,761		$3,907	$3,686
Operating income:
Completion and Production	$238		$363	$170
Drilling and Evaluation	270		304	312
Corporate and other	(59)		(51)	(54)
Total operating income	449		616	428
Interest expense	(79)		(53)	(82)
Interest income	3		2	4
Other, net	(40	)(a)	(5)	(4)
Income from continuing operations before income taxes	333		560	346
Provision for income taxes	(121	)(b)	(179)	(98)
Income from continuing operations	212		381	248
Loss from discontinued operations, net	(5)		(1)	(4)
Net income	$207		$380	$244
Noncontrolling interest in net income of subsidiaries	(1)		(2)	(1)
Net income attributable to company	$206		$378	$243
Amounts attributable to company shareholders:
Income from continuing operations	$211		$379	$247
Loss from discontinued operations, net	(5)		(1)	(4)
Net income attributable to company	$206		$378	$243
Basic income per share attributable to company
shareholders:
Income from continuing operations	$0.23		$0.42	$0.27
Loss from discontinued operations, net	–		–	–
Net income per share	$0.23		$0.42	$0.27
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.23		$0.42	$0.27
Loss from discontinued operations, net	–		–	–
Net income per share	$0.23		$0.42	$0.27
Basic weighted average common shares outstanding	905		897	903
Diluted weighted average common shares outstanding	908		899	906

(a)	Includes, among other items, a $31 million non-tax deductible, foreign currency loss associated with the devaluation of the Venezuelan Bolívar Fuerte.
(b)
Includes $10 million of additional tax expense for local Venezuelan income tax purposes as a result of a taxable gain created by the devaluation of the Bolívar Fuerte on Halliburton’s net United States dollar-denominated monetary assets and liabilities in Venezuela.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	March 31	December 31
	2010	2009
Assets
Current assets:
Cash and equivalents	$1,383	$2,082
Receivables, net	3,176	2,964
Inventories, net	1,658	1,598
Investments in marketable securities	1,808	1,312
Other current assets	789	682
Total current assets	8,814	8,638

Property, plant, and equipment, net	5,980	5,759
Goodwill	1,138	1,100
Other assets	1,048	1,041
Total assets	$16,980	$16,538

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$964	$787
Current maturities of long-term debt	750	750
Accrued employee compensation and benefits	520	514
Other current liabilities	911	838
Total current liabilities	3,145	2,889

Long-term debt	3,824	3,824
Other liabilities	1,051	1,068
Total liabilities	8,020	7,781

Company’s shareholders’ equity	8,931	8,728
Noncontrolling interest in consolidated subsidiaries	29	29
Total shareholders’ equity	8,960	8,757
Total liabilities and shareholders’ equity	$16,980	$16,538

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31
	2010	2009
Cash flows from operating activities:
Net income	$207	$380
Adjustments to reconcile net income to net cash from operations:
Depreciation, depletion, and amortization	261	215
Payments of Department of Justice and Securities and Exchange Commission
settlement and indemnity	(47)	(274)
Other	(104)	60
Total cash flows from operating activities	317	381

Cash flows from investing activities:
Purchases of investments in marketable securities	(500)	–
Capital expenditures	(404)	(518)
Other	(66)	53
Total cash flows from investing activities	(970)	(465)

Cash flows from financing activities:
Proceeds from long-term borrowings, net of offering costs	–	1,976
Other	(37)	(39)
Total cash flows from financing activities	(37)	1,937

Effect of exchange rate changes on cash	(9)	(10)
Increase (decrease) in cash and equivalents	(699)	1,843
Cash and equivalents at beginning of period	2,082	1,124
Cash and equivalents at end of period	$1,383	$2,967

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31		December 31
Revenue by geographic region:	2010	2009	2009
Completion and Production:
North America	$1,125	$1,071	$916
Latin America	202	232	205
Europe/Africa/CIS	385	426	423
Middle East/Asia	252	299	274
Total	1,964	2,028	1,818
Drilling and Evaluation:
North America	579	612	519
Latin America	293	324	334
Europe/Africa/CIS	535	542	574
Middle East/Asia	390	401	441
Total	1,797	1,879	1,868
Total revenue by region:
North America	1,704	1,683	1,435
Latin America	495	556	539
Europe/Africa/CIS	920	968	997
Middle East/Asia	642	700	715

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$137	$166	$45
Latin America	29	54	20
Europe/Africa/CIS	39	77	62
Middle East/Asia	33	66	43
Total	238	363	170
Drilling and Evaluation:
North America	93	64	58
Latin America	17	54	28
Europe/Africa/CIS	91	91	109
Middle East/Asia	69	95	117
Total	270	304	312
Total operating income by region:
North America	230	230	103
Latin America	46	108	48
Europe/Africa/CIS	130	168	171
Middle East/Asia	102	161	160

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Excluded Costs
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

Three Months Ended
December 31
Excluded costs by geographic region:	2009 (a)
Completion and Production:
North America	$–
Latin America	3
Europe/Africa/CIS	–
Middle East/Asia	–
Total	3
Drilling and Evaluation:
North America	–
Latin America	12
Europe/Africa/CIS	–
Middle East/Asia	–
Total	12
Total excluded costs by region:
North America	–
Latin America	15
Europe/Africa/CIS	–
Middle East/Asia	–
Total	15
    (a)    Bad debt expense arising from the settlement of a significant Venezuela customer account receivable.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Adjusted Operating Income Removing Excluded Costs
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
Adjusted operating income by geographic region	March 31	December 31
(excluding Corporate and other): (b)	2010	2009 (a)
Completion and Production:
North America	$137	$45
Latin America	29	23
Europe/Africa/CIS	39	62
Middle East/Asia	33	43
Total	238	173
Drilling and Evaluation:
North America	93	58
Latin America	17	40
Europe/Africa/CIS	91	109
Middle East/Asia	69	117
Total	270	324
Total operating income by region:
North America	230	103
Latin America	46	63
Europe/Africa/CIS	130	171
Middle East/Asia	102	160

(a)
Management believes that operating income adjusted for the receivables settlement is useful to investors to assess and understand segment and region operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded item to be outside of the Company’s normal operating results.  Management analyzes operating income without the impact of the receivables settlement as an indicator of ongoing segment and region operating performance, to identify underlying trends in the business, and to establish segment and region operational goals.  The adjustment removes the effect of this expense.

(b)	Adjusted operating income for each segment and region is calculated as: “Operating income” plus “Excluded costs.”

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
March 31, 2010

As reported income from continuing operations	$211
Venezuela devaluation
Foreign currency loss (a)	31
Additional income tax expense (a)	10
Adjusted income from continuing operations (a)	$252

As reported diluted weighted average common shares outstanding	908

As reported income from continuing operations per diluted share (b)	$0.23
Adjusted income from continuing operations per diluted share (b)	$0.28

(a)
Management believes that income from continuing operations adjusted for the Venezuela devaluation is useful to investors to assess and understand operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results.  Management analyzes income from continuing operations without the impact of the Venezuela devaluation as an indicator of performance, to identify underlying trends in the business, and to establish operational goals.  The adjustments remove the effect of the items.  Adjusted income from continuing operations is calculated as:  “As reported income from continuing operations” plus “Foreign currency loss” and “Additional income tax expense.”

(b)
As reported income from continuing operations per diluted share is calculated as: “As reported income from continuing operations” divided by “As reported diluted weighted average common shares outstanding.”   Adjusted income from continuing operations per diluted share is calculated as: “Adjusted income from continuing operations” divided by “As reported diluted weighted average common shares outstanding.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: April 19, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary